UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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INTERNATIONAL GAME TECHNOLOGY

(Name of Registrant as Specified in Its Charter)

ADER INVESTMENT MANAGEMENT LP

ADER LONG/SHORT FUND LP

DOHA PARTNERS I LP

ADER FUND MANAGEMENT LLC

ADER INVESTMENT MANAGEMENT LLC

JASON N. ADER

RAYMOND J. BROOKS, JR.

CHARLES N. MATHEWSON

DANIEL B. SILVERS

LAURA T. CONOVER-FERCHAK

ANDREW P. NELSON

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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On February 15, 2013, Mr. Ader conducted an interview with Bloomberg Television relating to the Ader Group’s solicitation of proxies for the election of its director nominees at the 2013 annual meeting of stockholders of IGT. A transcript of such interview is attached hereto as Exhibit I and is incorporated herein by reference.

Important Information

The Ader Group (whose members are identified below) has nominated Raymond J. Brooks, Jr., Charles N. Mathewson and Daniel B. Silvers (the “Ader Nominees”) as nominees to the board of directors of International Game Technology (the “Company”) and is soliciting votes for the election of the Ader Nominees as members of the board. The Ader Group has sent a definitive proxy statement, GOLD proxy card and related proxy materials to stockholders of the Company seeking their support of the Ader Nominees at the Company’s 2013 Annual Meeting of Stockholders. Stockholders are urged to read the definitive proxy statement and GOLD proxy card because they contain important information about the Ader Group, the Ader Nominees, the Company and related matters. Stockholders may obtain a free copy of the definitive proxy statement and GOLD proxy card and other documents filed by the Ader Group with the Securities and Exchange Commission (“SEC”) at the SEC’s web site at www.sec.gov. The definitive proxy statement and other related documents filed by the Ader Group with the SEC may also be obtained free of charge from the Ader Group.

The Ader Group consists of the following persons: Ader Investment Management LP, Ader Long/Short Fund LP, Doha Partners I LP, Ader Fund Management LLC, Ader Investment Management LLC, Jason N. Ader, Daniel B. Silvers, Andrew P. Nelson and Laura T. Conover-Ferchak. The members of the Ader Group and the Ader Nominees are participants in the solicitation from the Company’s stockholders of proxies in favor of the Ader Nominees. Such participants may have interests in the solicitation, including as a result of holding shares of the Company’s common stock. Information regarding the participants and their interests may be found in the definitive proxy statement of the Ader Group, filed with the SEC on January 25, 2013 and first disseminated to stockholders on or about January 28, 2013.

Certain information contained herein constitutes “forward-looking statements,” which can be identified by the use of forward-looking terminology such as “may,” “will,” “seek,” “should,” “expect,” “anticipate,” “project,” “estimate,” “intend,” “continue” or “believe” or the negatives thereof or other variations thereon or comparable terminology. Such statements are not guarantees of future performance or activities. Due to various risks and uncertainties, actual events or results or actual performance may differ materially from those reflected or contemplated in such forward-looking statements.

Exhibit I

Bloomberg Television – Market Makers

February 15, 2013

Jason Ader – Guest

Bloomberg Reporter: So you issued a letter to shareholders a few days ago, on February 12th. What type of responses have you gotten from shareholders? Tell us what you wrote to shareholders and how they responded.

Ader: Well, I mean we, we’ve expressed concern about the stock price performance over, over a three year period the stock is down 30 percent. That is an underperformance relative to the market, that’s an underperformance relative to the peer group and, a, you know, we wrote about our concerns as it relates to this company’s lack of discipline as it relates to capital allocation and lack of discipline as it relates to corporate governance and that’s really what we seek to improve for the benefit of all shareholders.

Bloomberg Reporter: And specifically you’re looking for changes on the board?

Ader: Three seats on the board.

Bloomberg Reporter: You want three seats on the board? And you have 3% of this company right now?

Ader: Correct.

Bloomberg Reporter: Are you looking to increase that exposure if they, eh, follow along with some of your requests?

Ader: Well, we’re very long term investors in the business; in fact some of our shares go back to 1985 so our goal is to be a very long term investor in, in IGT and to see significant long term shareholder value created in this business.

Bloomberg Reporter: Do you see any movement on their part in response to your suggestions?

Ader: Well, you know when we filed our proxy, there’s a lot of detail in terms of how we went about trying to pursue discussion with the company. We remain to this day very open to having a meeting with, a, the chairman and the independent directors; thus far we haven’t gotten that audience.

Bloomberg Reporter: Huh.

Bloomberg Reporter: You do have a fan though in Steve Wynn who I know is on board, high profile investor. What other responses have you gotten from Vegas?

Ader: Well, a, that was a pretty big one. I, I don’t think we’ve ever seen an instance where a customer of, of a supplier that’s been targeted by a dissident shareholder group comes out in support of the dissident shareholder group, so we were very flattered, very humbled by that, a, endorsement.

Bloomberg Reporter: Are you working with him further?

Ader: No. With? Well, no. With this, he just did this independently.

Bloomberg Reporter: He just came out in support? Okay.

Bloomberg Reporter: When Dan Loeb went up against Yahoo he ended up putting himself on the board of directors there. Why aren’t you putting yourself up as a potential director on the board?

Ader: Well I’ve nominated three directors that I think can address the two issues that I’m most focused on. How can we make IGT better in terms of its capital allocation process and its corporate governance? How can we work with this management team and this board to build long term shareholder value and I think the three directors that I nominated are really best for that. I have a gentleman who was really the founder of the business back in 1985 and build it and, and, and, and grew it umm, you know and, and compounded returns almost better than any CEO that I’ve ever seen and…

Bloomberg Reporter: This is Charles Mathewson?

Ader: That’s right. That’s right, and under his leadership this was like at 25,000 percent return in the stock and I think he’ll bring a lot of value in terms of relationships with the gaming customers. The other two nominees bring both gaming industry experience and, and, and experience in the financial markets and capital allocation, corporate restructuring all of which benefits us shareholders.

Bloomberg Reporter: What if the vote doesn’t go your way? Then what?

Ader: Well as I’ve said we’re, we’re very long terms shareholders, you know in this business. We, we notified the company in September of our intent, um, in that time, uh, and again, very well documented in our proxy, from September to today we’ve helped by pressuring management to creates a billion dollars in value for all shareholders. We will continue to put pressure on management to create performance, outperformance for the shareholders.

Bloomberg Reporter: Orange Capital has endorsed your plan. Has anyone else come out in support?

Ader: That’s the only one I’m aware of.

Bloomberg Reporter: Is this a new, do you see activist investors, I look at David Einhorn now with Apple, is this a new sort of era of them, a, having greater success? Is this a good time to be an activist investor?

Ader: Look, shareholders deserve a voice. They’re owners in the business. What’s happening is more and more, like in the case of IGT the boards and management don’t have a stake in the business. At IGT management and the board combined owns a negligible percentage of the company; in fact I own six times more shares…

Bloomberg Reporter: Hmmm…

Ader: … than all of management and the board combined and I think what’s happening is that investors who have big stakes in companies want to have their voice heard because they’re owners in the business.

Bloomberg Reporter: There are a lot of passive investors out there and we’ve seen that rise of passive investing basically since the crisis, a, passed us by. They do no corporate governance work at all. How much of that do you think is tied into the resurgence of activist investors?

Ader: Well, look, corporate governance, if applied right really should be to the benefit of all shareholders and I think one of my issues with, with IGT’s directors that I seek to replace is that they’ve had prior relationships with this management team at prior companies…

Bloomberg Reporter: Um, hmm.

Ader: …where this management team had been affiliated, so there’s interrelationships and so it raises the question of, is this board making the best possible decisions for its shareholders and that’s really what we’re focused on.